UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2020 (August 19, 2020)

Owl Rock Capital Corporation II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, 38th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 2.02                   Results of Operations and Financial Condition

On August 19, 2020, Owl Rock Capital Corporation II (the “Company”) increased its public offering price from $9.14 per share to $9.16 per share. The increase in the public offering price will be effective as of the Company’s August 19, 2020 weekly closing and first applied to subscriptions in good order from August 13, 2020 through August 19, 2020.

In accordance with the Company’s previously disclosed share pricing policy, the Company determined that an increase in the public offering price per share was warranted following an increase in the Company’s net asset value per share to $8.70 as of August 19, 2020. As a result of the increase in the Company’s public offering price, the maximum sales load and net proceeds per share will be approximately $0.46 per share and $8.70 per share, respectively.

 Item 8.01                  Other Events

Total Return Since Inception

On August 20, 2020, the Company reported that cumulative total return for the period April 4, 2017 to June 30, 2020 was 21.4% (without upfront sales load) and 15.3% (with maximum upfront sales load).  The following table presents cumulative total returns for the six months ended June 30, 2020, rolling 1-year, 3-year and 5-year periods and since inception.

	Shareholder Returns (Without Sales Charge)						Shareholder Returns (With Maximum Sales Charge)
		Annualized Total Return
	YTD	1-Year	3-Year	5-Year	Since Inception	Cumulative Total Return Since Inception	Cumulative Total Return Since Inception
Total Shareholder Returns(1)(2)	-1.0%	2.2%	6.3%	N/A	6.6%	21.4%	15.3%

(1)	Compounded monthly.

(2)	Total return is calculated as the change in net asset value (“NAV”) per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time).

Past performance does not guarantee future results. Returns reflect reinvestment of distributions and the deduction of ongoing expenses that are borne by investors, such as management fees, incentive fees, interest expense, offering costs, professional fees, director fees and other general and administrative expenses. An investment in the Company is subject to a maximum upfront sales load of 5% of the offering price, which will reduce the amount of capital available for investment. Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables.

For financial information related to the quarter ended June 30, 2020, refer to the Company’s Quarterly Report on Form 10-Q, filed on August 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation II

Date: August 21, 2020	By:	/s/ Bryan Cole
Bryan Cole
Chief Financial Officer